UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 25, 2008

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 25, 2008, Sanmina-SCI USA, Inc., Sanmina-SCI Systems Services de Mexico S.A. de C.V. and Sanmina-SCI Systems de Mexico S.A. de C.V. (all of which are directly or indirectly wholly-owned subsidiaries of Sanmina-SCI Corporation and all of which are collectively referred to as the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Lenovo (Singapore) Pte. Ltd. and Lenovo Centro Tecnologico, SdeRL de C.V. (collectively, the “Buyer”).   The Purchase Agreement provides that, upon the terms and subject to the conditions therein, Buyer will purchase certain assets of Sellers’ personal computing business located in Monterrey, Mexico (the “Business”) and assume certain specified liabilities relating to the Business for total consideration equal to the net book value of the assets being sold plus a specified premium (the “Transaction”).

The Purchase Agreement contains customary representations and warranties, covenants by Sellers regarding the operation of the Business between the signing of the Purchase Agreement and the closing of the Transaction, and indemnification provisions whereby each party agrees to indemnify the other for breaches of representations and warranties, breaches of covenants and other matters.

The Transaction is subject to certain closing conditions, including those relating to the accuracy of representations and warranties, compliance with covenants, absence of any material adverse changes, receipt of any required contractual consents, acceptance of employment with the Buyer of a specified number of employees of Sellers, amendment of certain Seller contracts and entry into a transition services agreement among Sellers and Buyer and anticipated to be assigned by Sellers to Foxteq Holdings, Inc., a member of the Foxconn Technology Group for the provision of certain transitional services to Buyer for a limited period following the closing of the Transaction. The Transaction is expected to close in Sanmina-SCI Corporation’s third fiscal quarter ending June 28, 2008.

The description of the Purchase Agreement is qualified in its entirety by the contents of the Purchase Agreement which Sanmina-SCI Corporation expects to file as an exhibit to its Quarterly Report on Form 10-Q for its fiscal quarter ending March 29, 2008.

This report contains forward-looking statements, including those related to the timing of the closing of the Transaction.  These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in this report, including failure to obtain consents required to consummate the Transaction, failure of the requisite number of Seller employees to accept employment with Buyer, and failure of the parties and Foxteq to agree upon the principal terms of the contemplated transition services agreement.  No assurances are made that these results will be achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

By:	/s/ David L. White
David L. White
Executive Vice President and
Chief Financial Officer

Date: April 30, 2008